[Logo of CBRL Group, Inc.]                                  Post Office Box 787
                                                            Lebanon, Tennessee
                                                                    37088-0787
                                                            Phone 615.443.9869

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CBRL Group, Inc.
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                                          Contact: Lawrence E. White
                                                   Senior Vice President/
                                                   Finance and Chief Financial
                                                   Officer
                                                   (615)443-9869

                       CBRL GROUP, INC. TO PRESENT AT THE
                     RBC CAPITAL MARKETS CONSUMER CONFERENCE

LEBANON,  TN (September 22, 2005) - CBRL Group,  Inc. (the  "Company")  (Nasdaq:
CBRL) will be presenting at the RBC Capital Markets Consumer Conference to be held September 27-29, 2005 in Orlando, Florida at Disney's Grand Floridian Resort and Spa.

     An audio webcast of the presentation, which will begin on Thursday, September 29, 2005, at 10:30 a.m. Eastern Time (9:30 a.m. Central Time), will be available over the Internet at http://www.wsw.com/webcast/rbc34/cbrl. The replay of the webcast will be available one hour after the presentation ends and will be accessible for 14 days. The archived webcast will also be available on the Company's website at www.cbrlgroup.com through October 13, 2005.

     The Company's Senior Vice President of Finance and Chief Financial Officer, Lawrence E. White, will be speaking at the conference.

     Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 534 Cracker Barrel Old Country Store restaurants and gift shops located in 41 states and 127 company-operated and 23 franchised Logan's Roadhouse restaurants in 19 states.

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